As filed with the Securities and                        Registration No. _____
Exchange Commission on October 20, 1999
                                        FORM S-8
            Registration Statement under the Securities Act of 1933
                                 FLEMING COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

               Oklahoma                                  48-0222760
      (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)

                               6301 Waterford Boulevard
                                   P. O. Box 26647
                          Oklahoma City, Oklahoma  73126-0647
                        (Address of Principal Executive Office)


                                 FLEMING COMPANIES, INC.
                  CONSOLIDATED SAVINGS PLUS AND STOCK OWNERSHIP PLAN
                                (Full title of the plan)

                                     David R. Almond
                                  Senior Vice President,
                              General Counsel and Secretary
                                Fleming Companies, Inc.
                                6301 Waterford Boulevard
                                      P. O. Box 26647
                            Oklahoma City, Oklahoma 73126-0647
                                       (405) 840-7200
                (Name, address and telephone number of agent for service)

                              Calculation of Registration Fee
--------------------------------------------------------------------------------
Title of                                               Proposed
Securities                          Proposed            maximum        Amount of
to be          Amount to be     maximum offering       aggregate    registration
registered<F1> registered<F1>  price per unit<F2>  offering price<F2>   fee<F2>
--------------------------------------------------------------------------------
Common Stock
($2.50 par
value)          300,000 shares        $9.375         $2,812,500        $781.88
------------------
FN
<F1>
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fleming Companies, Inc. Consolidated Savings
Plus and Stock Ownership Plan.
<F2>
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and (h), based upon the average of the high and low prices of Fleming Companies, Inc. common stock as reported on the New
York Stock Exchange on October 15, 1999.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.          Plan Information. (1)

Item 2.          Registrant Information and Employee Annual Information. (1)

(1)    Information required by Part I to be contained in the
       Section 10(a) prospectus is omitted from this Registration statement in accordance with the Note to Part I of Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                                      PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998.

     (b) The registrant's Quarterly Reports on Form 10-Q for the periods ended April 17, 1999 and July 10, 1999.

     (c) The registrant's current reports on Form 8-K dated April 16, 1999 and April 23, 1999 and October 1, 1999.

     (d) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, as amended (File No. 1-8140), filed pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act").

     In addition, all documents filed by the registrant or the Consolidated Savings Plus and Stock Ownership Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     Section 1031 of the Oklahoma General Corporation Act, under which act the registrant is incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Thirteenth of the registrant's Restated Certificate of Incorporation, as well as Article 8 of the registrant's Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, Article Thirteenth of the registrant's Restated Certificate of Incorporation permits the exculpation of a director for monetary damages for breach of fiduciary duty as a director. In addition, the registrant maintains insurance policies which insure its officers and directors against certain liabilities.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for quarter ended April 17, 1999).

     4.2 Bylaws (incorporated by reference to Exhibit 3.2 registrant's Quarterly Report on to Form 10-Q for quarter ended April 17,
             1999).

     5.1 Determination Letter from the Internal Revenue Service with respect to qualification of the Consolidated Savings Plus and Stock Ownership Plan under Section 401(k) of the Internal Revenue Code.

    23.1     Consent of Deloitte & Touche LLP

    24.1     Power of Attorney

Item 9.     Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 20th day of October, 1999.

                                       FLEMING COMPANIES, INC.
(Registrant)
                                       By MARK S. HANSEN
                                          Mark S. Hansen
                                          Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                       Date
---------                        -----                       ----
MARK S. HANSEN           Chairman, Chief           )
Mark S. Hansen           Executive Officer and     )
                         Director                  )
                                                   )
JOHN T. STANDLEY         Executive Vice President  )
John T. Standley         and Chief Financial       )
                         Officer                   )
                                                   )
KEVIN J. TWOMEY          Senior Vice President     )
Kevin J. Twomey          and Controller (Principal )     October 20, 1999
                         Accounting Officer)       )
                                                   )
ARCHIE R. DYKES          Director                  )
Archie R. Dykes                                    )
                                                   )
CAROL B. HALLETT         Director                  )
Carol B. Hallett                                   )
                                                   )
HERBERT M. BAUM          Director                  )
Herbert M. Baum                                    )
                                                   )
EDWARD C. JOULLIAN III   Director                  )
Edward C. Joullian III                             )
                                                   )
JACK W. BAKER            Director                  )
Jack W. Baker                                      )
                                                   )
ALICE M. PETERSON        Director                  )     October 20, 1999
Alice M. Peterson                                  )
                                                   )
GUY A. OSBORN            Director                  )
Guy A. Osborn                                      )
                                                   )
DAVID A. RISMILLER       Director                  )
David A. Rismiller                                 )

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on its behalf, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma, on October 20, 1999.

                                       FLEMING COMPANIES, INC.
                                       CONSOLIDATED SAVINGS PLUS AND
                                       STOCK OWNERSHIP PLAN

                                       By DAVID R. ALMOND
                                          David R. Almond, member of Fleming
                                          Companies, Inc. Retirement Committee,
                                          the Plan Administrator

                            INDEX TO EXHIBITS

Exhibit
No.      Description                           Method of Filing
-------  -----------                           ----------------
 4.1     Restated Certificate of Incorporation Incorporated herein by reference

 4.2     Bylaws                                Incorporated herein by reference

 5.1     Determination Letter from the         Filed herewith electronically
         Internal Revenue Service with respect
         to qualification of the Consolidated
         Savings Plus and Stock Ownership Plan
         under Section 401(k) of the Internal
         Revenue Code.

23.1     Consent of Deloitte & Touche LLP      Filed herewith electronically

24.1     Power of Attorney                     Filed herewith electronically